Exhibit 99.1

For Release:	February 5, 2008

Contacts:	Financial	Media
	Kevin L. Tate, CPA	Christine Tassoni
	Chief Financial Officer	(610) 660-6814
	(610) 660-6813	ctassoni@uaigroupinc.com
ktate@uaigroupinc.com
UNITED AMERICA INDEMNITY APPOINTS SETH J. GERSCH TO BOARD OF DIRECTORS
George Town, Grand Cayman, Cayman Islands, February 5, 2008 — United America Indemnity, Ltd. (NASDAQ: INDM) (UAI) today announced the appointment of Seth J. Gersch, Chief Operating Officer of Fox Paine & Company, LLC, to the Company’s Board of Directors, effective February 4, 2008.
Prior to joining Fox Paine in 2007, Mr. Gersch worked at ThinkEquity Partners, LLC as its Chief Operating Officer and a member of its Executive Committee. In 1995, Mr. Gersch founded the BrokerDealer Services Division of Banc of America Securities where he served as President and CEO until 2004. Mr. Gersch began his career at the New York Stock Exchange and subsequently held numerous leadership positions with Oppenheimer & Co., Morgan Stanley & Co and Banc of America Securities’ predecessor organization, Montgomery Securities.
Mr. Gersch is a member of the Board of Directors of the San Francisco 49ers Foundation, the charitable arm of the San Francisco 49ers football organization. He has served as a member of the Regional Firms Advisory Committee to the Board of Directors of the New York Stock Exchange and on the Securities Industry Association’s Regional Firms Committee and Operations Committee.
About United America Indemnity, Ltd.
United America Indemnity, Ltd. (Nasdaq: INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and nonadmitted basis. The Company’s four principal divisions include:

•	Penn-America Group, which distributes its property and casualty products to small commercial businesses through a select network of general agents with specific binding authority.
•	United National Group, which distributes its program and professional lines products through program administrators with specific binding authority.
•	Diamond State Group, which distributes its property, casualty and professional lines products through wholesale brokers.
•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
For more information, visit the United America Indemnity, Ltd. Website at www.uai.ky.
Forward-Looking Information
This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.
The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
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